UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2010

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6721 Columbia Gateway Drive

Columbia, Maryland 21046

(Address of principal executive offices)

(443) 539-5008

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Chief Financial Officer, Principal Accounting Officer and Treasurer.

On April 30, 2010, William M. Bambarger, Jr. informed Integral Systems, Inc. (the “Company”) of his resignation as Chief Financial Officer, Principal Accounting Officer and Treasurer of the Company, effective July 31, 2010. The Company has initiated a search for a new Chief Financial Officer.

The Company and Mr. Bambarger are finalizing the terms of his severance arrangements, which will be disclosed in a report on Form 8-K once agreed upon. Mr. Bambarger and the Company have agreed that the terms of these severance arrangements will include, at a minimum, benefits afforded to Mr. Bambarger in accordance with the “Good Reason” or termination without “cause” provisions of Mr. Bambarger’s Employment Agreement, dated as of September 25, 2007, as amended, which was previously filed with the Securities and Exchange Commission.

A copy of the press release announcing Mr. Bambarger’s resignation is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following material is attached as an exhibit to this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Press Release, dated April 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

Dated: April 30, 2010	By:	/s/ R. MILLER ADAMS
	Name:	R. Miller Adams
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated April 30, 2010.